Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Investor Relations (713) 726-5376 IR@flotekind.com

Flotek Industries, Inc. Announces Authorization of New $50 Million Share Repurchase Program

HOUSTON, June 4, 2015 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company’) (NYSE: FTK - News) today announced that the Company’s Board of Directors has authorized the repurchase of up to an aggregate of $75 million in Flotek common stock, expanding the existing program by $50 million.

Repurchases under the program will be made in open market or privately negotiated transaction in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements, lending requirements and other relevant factors. This share repurchase plan does not obligate Flotek to acquire any particular amount of common stock, and it may be suspended at any time at the Company’s discretion. As of April 16, 2015 the company has approximately 53.5 million shares of Common Stock outstanding.

Flotek’s Board had previously authorized a share repurchase program under which the remaining authorized amount is approximately $8.0 million. The Company intends to complete this repurchase program before repurchasing shares under the new program.

“We remain committed to exploring every avenue to maximize value for our shareholders,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “The expansion of our share repurchase program reaffirms the availability of this important tool in our box of options to optimize value. We believe there are a number of opportunities to continue to build long-term value in the current market environment, including the opportunity to invest in ourselves. When appropriate, this additional repurchase program will allow us to do just that.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE	June 4, 2015

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.